EXHIBIT 10.2


TELECITY FACILITIES MANAGEMENT AGREEMENT
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BETWEEN:

(1) TELECITY UK LIMITED of Williams House, Manchester Science Park, Lloyd Street North, Manchester M15 6SE ("TeleCity"); and

(2) RATE EXCHANGE CORPORATION., of 185 Berry Street, Suite 3515, San Francisco, CA 94107 ("Customer").

BACKGROUND:
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(A)      TeleCity  operates  facilities  for  customers  to locate  and  operate computing, networking and telecommunications equipment.

(B) The Customer wishes to place its equipment in such facilities and TeleCity wishes to supply such facilities to the Customer.

TERMS AGREED:
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The parties  agree that the  Equipment  shall be placed at and operated from the
Property and TeleCity shall provide the Services on TeleCity's Standard Terms and Conditions set out overleaf.

The Customer acknowledges that this agreement and pricing terms have been determined on the basis of the exclusions from the limitations of liability contained in this agreement (and in particular clause 10).

TeleCity                                    The Customer

Signature /s/ James R. E. Coley             Signature /s/ Paul A. Wescott, Jr.
          ---------------------------                ---------------------------
Name         James R. E. Coley              Name          Paul A Wescott, Jr.
          ---------------------------                ---------------------------
Position     Secretary                      Position      EVP/COO
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Date         11-7-00                        Date          July 7, 2000
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                   FACILITIES MANAGEMENT TERMS AND CONDITIONS

1        Definition

1.1 In this Agreement unless the context otherwise requires the following words and expressions shall have the following meanings:

       "Additional Equipment"
       any equipment other that the Equipment in respect of which the Customer wishes the provisions of this Agreement to apply (as agreed with TeleCity from time to time in writing);

       "Additional Services"
       services other than the Basic Services which TeleCity agrees to provide to the Customer (as specifically set out in the Schedule to this Agreement or any later Appendix);

       "Annual Fee"
       TeleCity's yearly fee for providing the Basic Services and the Additional Services as set out in the Schedule and/or any later Appendix;

       "Appendix"
       any addition to the Schedule agreed between the parties from time to time;

       "Basic Services"
       the services described as such in the Schedule;

       "Client"
       any third party who retains, maintains, operates or uses the Equipment;

       "Commencement Date"
       the date on which this Agreement shall take effect either as specified in the Schedule or upon actual commencement of any provision of any of the Services (whichever is the earlier);

       "Equipment"
       any equipment owned or used by the Customer and/or its Clients which is kept at the Location from time to time during the Term (which for the avoidance of doubt includes without limitation any software, wires, cables and peripherals used in conjunction with the same);

       "Force Majeure"
       any event beyond the reasonable control of either party including, but not limited to, fires, strikes or lock-outs, insurrection or riots, delays in transportation, inability to obtain supplies, suppliers' failure, the act or omissions of third parties (including, without limitation, other customers or the clients) and the requirements or regulations of any civil or military authority;


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       "Initial Period"
       unless otherwise specified in the Schedule, a period of 5 years running from the Commencement Date;

       "Location"
       the designated area(s) at the Properties where the Equipment will be kept during this Agreement (as varied from time to time by notice in writing) as more particularly shown or described in the Schedule;

       "Property"
       the address(es) detailed in the Schedule (or such other address(es) as is reasonably notified to the Customer from time to time);

       "Schedule"
       the schedule to this Agreement as added to or varied by any appendix;

       "Services"
       the Basic Services and the Additional Services;

       "Set-Up Fee"
       any fee payable in relation to the installation of Equipment or the preparation of the Location at the Property;

       "Set-Up Quote"
       the detailed description and fee quote to be prepared by TeleCity relating to the preparation of the Location at the Property'

       "Standard Rates"
       TeleCity's standard rates for services from time to time prevailing;

       "Term"
       the term of this Agreement;

       "Working Hours"
       9am to 5pm Mondays to Fridays (excluding public holidays local to the Property); and

       "Year"
       any period of 12 months commencing on the Commencement Date and any subsequent anniversary of the commencement Date during the Term.

1.2 The Schedule and any Appendices shall form part of this Agreement and shall be read as if fully set out in the body of this Agreement. In the event of a conflict between this Agreement and the Schedule or an Appendix then the Schedule and the Appendix shall prevail.

1.3 Where TeleCity agrees to provide any services that do not part of the Services then subject to the provision of services pursuant to clause 4.8 the parties shall complete and sign an appendix so that such services are treated as Additional
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       Services. In the event of a conflict between the Schedule and an Appendix then the Appendix shall prevail (and, where there is more than one Appendix, the most recent Appendix shall in the case of conflict prevail).

2.     Interpretation and Variation

2.1 This Agreement shall govern the relationship between TeleCity and the Customer and the Customer agrees to deal with TeleCity on the terms of this Agreement to the exclusion of all other terms, conditions, warranties or representations (other than misrepresentation made fraudulently).

2.2 No variation to this Agreement shall be binding unless detailed in writing and signed by a director of TeleCity and a duly authorized representative of the Customer.

3      Period of this Agreement

       The Agreement shall commence on the Commencement Date and shall continue indefinitely subject to either party giving to the other at least 3 months' written notice such notice to expire no earlier than the expiry of the Initial Period.

4      Provision of Services

4.1 TeleCity shall perform the works detailed in the Set-Up Quote, such works to be invoiced and paid for on their completion.

4.2 In consideration of the Customer paying to TeleCity the Annual Fee from time to time in accordance with this Agreement, TeleCity shall use all reasonable endeavors to provide:

       4.2.1  the Basic Services;

       4.2.2 non-exclusive access to the Property and Location to enable the Customer to retain, maintain and operate the Equipment at the Locations; and

       4.2.3  the Additional Services.

4.3 The Customer may be entitled to install Additional Equipment at the Location on the payment of a Set-Up Fee. Upon installation any Additional Equipment shall be treated as Equipment for the purposes of this Agreement (and for the provision of Services).

4.4 The customer may be entitled to install Additional Equipment in the Property outside the Location provided that TeleCity has sufficient space available. Where the Customer wishes for Additional Equipment to be installed outside the Location TeleCity shall prepare an Appendix which shall include a revision of the Annual Fee. Any installation of Additional Equipment outside the Location shall be carried out only after signature of the Appendix by the parties and may be subject to a Set-Up Fee. Upon installation any Additional Equipment shall be treated as Equipment for the purposes of this Agreement (and for the provision of the Services).
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4.5    In the event that the  Customer  requests  that  Additional  Equipment is installed under Clause 4.4, TeleCity shall have the right to relocate the Equipment to enable the Additional Equipment and the Equipment to be at the same Location. All costs and expenses arising in connection with such relocation shall be borne by the Customer.

4.6 Subject to Clause 4.7 below, TeleCity shall have the right (exercisable on not less than three months' written notice to the Customer from time to time during the period of this Agreement) to require that the Equipment be moved from the Location, in the case of emergency or another event which immediately effects TeleCity's ability to provide the customer service, to either:

       4.6.1  any other part of the Property; or

       4.6.2  another property that is reasonable proximate to the Property; and

       all reasonable costs and expenses arising in connection with the relocation of the Equipment pursuant to this clause 4.6 being borne by TeleCity.

4.7 Without prejudice to the rights of TeleCity pursuant to Clause 4.6 above, TeleCity agrees that in specifying the time-scale for any relocation of the Equipment or installation of Additional Equipment TeleCity shall endeavor to consult with the Customer and use its reasonable endeavors to specify a time-scale which causes minimum disruption to the operation of the Equipment.

4.8 TeleCity is not obliged to provide any services other that the Service under the Agreement. TeleCity may on request provide services to the Customer other that the Services. Any such provision of services shall be performed at TeleCity's sole discretion on a time and materials basis at TeleCity's Standard Rates and in accordance with the terms and conditions of this Agreement.

4.9 TeleCity shall use its reasonable endeavors to ensure that it has staff on duty as all times to carry out Services, subject only to availability and demand from the Customer and its other customers.

5      Customer's Rights and Obligations

5.1 The Customer shall, upon giving reasonable notice and immediately in the event of an emergency, be entitled to enter the Property in order to carry out any necessary operation, maintenance and repairs to the Equipment which TeleCity is not obliged to provide under the Agreement. Access shall be permitted even outside Working Hours for these purposes.

5.2 The Customer and its employees, Clients, sub-contractors (for which purpose the Customer shall from time be entitled to nominate in writing any sub-contractor who shall enjoy such rights) and agents shall, throughout the Term and upon giving reasonable notice, be entitled to enter the Property during Working Hours for the purpose of inspecting the Location and for showing potential Clients the facilities provided by TeleCity.
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5.3    The Customer shall be responsible for insuring the Equipment  against any and all risks (including but not limited to fire, theft and flood) and for obtaining such other insurance cover (including the heads of damage set out at clause 10.5) as the Customer in its sole discretion may consider appropriate.

5.4    The  Customer  shall  provide  such   information   (including,   without
       limitations, user manuals, software codes and specialist training) as is necessary to enable TeleCity to carry out the Services.

5.5 The Customer shall provide TeleCity with reasonable notice in writing of its intention to replace, modify or alter the Equipment or any connections relating to the Equipment in order that TeleCity may properly carry out the Services.

5.6 The Customer shall not and shall procure that its employees, Clients, sub-contractors and agents shall not interfere with the Property or its contents (other that the Equipment).

5.7 The Customer shall and shall procure that its employees, Clients, sub-contractors and agents shall, at all times, comply with any rules and regulations notified to them by TeleCity with regard to use of the Location.

5.8 The Customer shall fully indemnify TeleCity against any and all costs, claims, demands, losses, damages, expenses (including, without limitation, legal expenses) and liabilities of whatsoever nature suffered or incurred by TeleCity relating to:

       5.8.1 any claim by a third party that the use or possession of the Equipment by TeleCity infringes the patent, copyright, design right, trade mark or other intellectual property rights of such third party or gives rise to any other liability whatsoever to TeleCity based on the operation of the Equipment or content of data or information held on or transmitted via or by it; and

       5.8.2 any breach of the terms of this Agreement or by the Customer or its employees, Clients, sub-contractors or agents; and

       5.8.3  any injury or damage caused by the Equipment.

5.9 The Customer shall not do or permit anything which might constitute a breach of any statutory requirement relating to the Property or the Equipment.

5.10 The Customer warrants that the Equipment shall comply with any applicable safety and other legislation and regulations.

5.11 The Customer, its clients, sub-contractors, agents and employees shall not bring any furniture, equipment, goods or chattels other that the Equipment into the Property without the consent of TeleCity (except as is necessary for the exercise of the rights given to the Customer under this Agreement) and shall keep the Location clean and free of rubbish. The Customer shall make good any damage caused to the Location by the Customer, its employees, Clients, sub-contractors or agents during the Term (whether accidental or otherwise).

5.12 The Customer, its Clients, sub-contractors, agents and employees shall not alter the Location (or any other part of the Property) without the prior written consent of TeleCity.

6        Power

6.1 Where the provision of power is included as part of the Annual Fee (as indicated I n the Schedule) the annual Fee shall cover the provision of power to the Equipment as part of the Basic Service up to and including a maximum power usage of 1,000 Watts per two square meters. Where the Customer exceeds this power usage TeleCity shall have the right to make additional charges at its Standard Rates.

6.2 For the purposes of this clause6 power usage shall be calculated by taking the total aggregate rated capacities of the Equipment within any location from time to time (as stated in the equipment manufacturers' specifications) and dividing the total by the square metreage of that Location.

7        Prices and Payment

7.1 The Customer shall pay any Set-Up Fee on or before the commencement of installation of the Equipment or Additional Equipment at the Property.

7.2 The Customer shall pay the Annual Fee quarterly in advance on 1 December, 1 March, 1 June and 1 September. The first installment shall be due on the Commencement Date and shall be adjusted pro-rata to reflect the period of time until the next quarterly installment is due. Unless otherwise agreed all payments should be made by standing order or direct debit.

7.3

7.4 Any charges for services provided under this Agreement not forming part of the Annual Fee shall be payable within thirty (30) days of the invoice date.

7.5 All payments by the Customer to TeleCity are to be made in cleared funds. In the event that the Customer fails to pay any monies due under or in connection with this Agreement within 10 days of the specified due date then (without prejudice to its other rights) TeleCity shall be entitled to:

       7.5.1 suspend performance of any obligations owed by TeleCity under this Agreement until such payment is made; and/or

       7.5.2  require   advance  payment  of  the  Annual  Fee  in  full  before
              continuing to supply any of the Services under this Agreement; and/or

       7.5.3  terminate this Agreement forthwith; and/or

       7.5.4 charge interest on any outstanding sums (after as well as before judgment) at the rate of 4% above the base rate of Barclays Bank plc for the time being in force calculated from the date on which the outstanding sum fell due to the date upon which payment is received by TeleCity in cleared funds.

7.6 All payments made by the Customer under this Agreement shall be subject to value added tax or any applicable sales or other tax, made in full without any set-off, restriction or condition and without any deductions for or on account of any counterclaim.

8        Termination

8.1 Either party shall be entitled to terminate the Agreement with immediate effect by notice in writing to the other party if:

       8.1.1 the other party commits a material breach of any term of this Agreement which (in the case of a breach capable of being remedied) has not been remedied within thirty (30) days of a written request to remedy the breach (and for these purposes it is agreed that other than a failure to pay outstanding amounts, provision for which is made in clause 7.5, lateness is a remediable breach); or

       8.1.2 the other party makes any voluntary arrangement, becomes bankrupt or insolvent, becomes subject to an administration order, has a receiver appointed, ceases or threatens to cease to carry on business or suffers any other insolvency event (in the jurisdiction of the Property or any other jurisdiction).

       8.1.3 The Customer shall have the right to terminate this agreement at the earliest on the third anniversary of the Commencement Date. In order to effect such termination the Customer must give TeleCity not less than 90 days written notice of termination such notice terminating prior to the said third anniversary date. If notice is not given during this 90- day period it will be deemed that the contract will continue for one further full calendar year. In the event that no such notice has been served the Agreement shall continue unless and until terminated by the Customer serving notice to that effect at lease 90 days prior to any subsequent anniversary of the Commencement Date.

8.2      Upon termination or expiration of this Agreement:

       8.2.1  TeleCity shall cease to provide the Services; and

       8.2.2 all sums outstanding to TeleCity from the Customer shall be paid forthwith whether or not then due; and

       8.2.3 TeleCity shall (on payment of any and all outstanding sums due to TeleCity from the Customer) within a reasonable time provide access to the Property for the removal of the Equipment (and the Customer shall remove and collect the Equipment at its cost); and

       8.2.4 risk in the Equipment shall pass to the Customer (whether or not the equipment remains at the Property).

8.3 Pursuant to Clause 8.2 TeleCity shall have a lien over the Equipment to secure all sums due to it under this Agreement and the Customer shall not be entitled to remove the Equipment from the Property unless and until TeleCity has received all outstanding sums (whether under this Agreement or any other agreement) owing to it from the Customer in cleared funds.

8.4 Notwithstanding clauses 8.2 and 8.3 where the Customer fails to collect the Equipment within fourteen (14) days of termination TeleCity shall be entitled to:

       8.4.1 remove and store the Equipment either at the Property or off-site and charge the Customer all costs reasonably incurred in so doing; and/or

       8.4.2 sell the Equipment and attribute the sales proceeds to any outstanding debt owed to TeleCity by the Customer before crediting any balance to the customer.

8.5 Termination of this Agreement shall be without prejudice to the rights and remedies of the parties either under this Agreement or at law. Termination shall not affect any accrued rights or liabilities of either party nor any provision which is expressly or by implication intended to come into force on, or continue in force. after termination.

9        Warranties

9.1 TeleCity warrants that it shall exercise reasonable skill and care in carrying out its obligations under this Agreement. In the event that the Customer considers that TeleCity has failed in its obligations the Customer shall forthwith notify TeleCity and give TeleCity a reasonable opportunity to remedy any default.

9.2 The warranty set out at clause 9.1 is the only warranty given by TeleCity under this Agreement. Any other warranties, conditions, obligations or terms implied into this Agreement by statute, custom, law or otherwise in respect of any obligations or services to be provided by TeleCity are hereby excluded. In particular, the Customer acknowledges that TeleCity does not warrant that any services TeleCity provides under this Agreement (including the Services) will ensure the proper and uninterrupted operation of the Equipment.

10       Liability

10.1 The Annual Fee and TeleCity's other charges under this Agreement are determined on the basis of the following limitations and exclusions of liability. The Customer expressly agrees that these limitations are reasonable because of the likelihood that the amount of damages awardable to the Customer for a breach of this Agreement by TeleCity would otherwise be disproportionately greater that the value of the services provided.

10.2 The provisions of this clause 10 set out TeleCity's entire liability (including any liability for the acts and omissions of its employees, agents or sub-contractors) to the Customer in respect of:

       10.2.1 any breach of its contractual obligations arising under or in connection with this Agreement;

       10.2.2 any representation,  statement,  negligence, other tortuous act or
              omission  or  breach  of  statutory   duty  arising  under  or  in
              connection with this Agreement; and

       10.2.3 any damage to property.

10.3 Subject to clause 10.6 TeleCity's liability for damage to the Customer's property (including, without limitation, the Equipment) caused by any act, omission or default of TeleCity (its employees, agents or sub-contractors) per event or series of linked events is limited to (lambda)50,000.

10.4 Subject to clauses 10.5 and 10.6, TeleCity's liability other than pursuant to clause 10.3 under or in respect of this Agreement during any Year shall in aggregate be limited to either the aggregate of the Basic Fee and the Additional Fee payable during that Year or (lambda)50,000 whichever is the greater.

10.5 Notwithstanding clause 10.4 TeleCity shall not in any event be liable for any claim for damages to, loss of or costs in respect of:

       10.5.1 pure economic loss, anticipated profits, revenues, anticipated savings, loss of clients, goodwill or business opportunities; or

       10.5.2 wasted overheads or the time of the Customer's officers, employees or consultants; or

       10.5.3 any other consequential or indirect loss (including, without limitation, any and all losses not flowing naturally and directly from the breach complained of); or

       10.5.4 any loss or corruption of data, software or configurations held by the Customer.

10.6 Notwithstanding anything to the contrary in this Agreement TeleCity's liability to the Customer:

       10.6.1 for death or personal injury resulting from negligence; or

       10.6.2 under Part 1 of the Consumer Protection Act; or

       10.6.3 for   fraud    (including,    without    limitation,    fraudulent
              misrepresentation);

       shall not be limited (but nothing in this clause 10.6 confers any right or remedy upon the Customer to which it would not otherwise be entitled).

10.7 Except pursuant to sub-clause 10.6 above, TeleCity shall have no liability to the Customer in respect of any loss or damage howsoever caused unless the Customer has served notice of the same on TeleCity within three (3) months of the date on which the loss or date arose and legal proceedings are commenced within two (2) years of that date.

10.8   This clause 10 has continuing effect after termination of this Agreement.

11       Clients

11.1 The Customer shall be entitled to permit a Client access to the Location provided that:

       11.1.1 the Customer shall procure that at all times the Client shall to abide by the terms of this Agreement and shall observe TeleCity's procedures; and

       11.1.2 the Customer shall be and shall remain liable to TeleCity for any failure by the Client to adhere to the terms of this Agreement or TeleCity procedures or for any act or omission of the Client whether negligent, willful or otherwise and shall indemnify TeleCity against any and all costs, claims, demands, losses, damages, expenses (including, without limitation, legal expenses) and liabilities of whatsoever nature arising pursuant to such failure.

11.2 TeleCity shall not under any circumstances be liable to the Customer under this Agreement, for any claim by the Client against the Customers arising out of the Customer's failure to provide any services to the Client) whether such failure arises as a result of TeleCity's negligence, breach under this Agreement or otherwise).

11.3 The Customer shall indemnify TeleCity (and keep TeleCity indemnified) against any and all costs, claims, demands, losses, damages, expenses (including, without limitation, legal expenses) and liabilities of whatever nature arising out of any claim brought against TeleCity by a Client (whether such claim is brought in contract, tort of otherwise).

11.4 TeleCity acting in its sole discretion shall have the right to prevent any Client from accessing the Location at any time. This right shall not be exercised unreasonably.

12       Waiver

       The failure or delay of TeleCity to enforce or to exercise, at any time or any period of time, any term of or any right, power or privilege arising pursuant to this Agreement does not constitute and shall not be construed as a waiver of such term or right and shall in no way affect TeleCity's right later to enforce or exercise it (nor shall any single or partial exercise of any remedy, right, power or privilege preclude any further exercise of the same or the exercise of any other remedy, right, power or privilege).

13       Severance

       If any provision of this Agreement, or of any document made in connection with this Agreement, is determined by and Court, Tribunal or Administrative Body of a competent jurisdiction to be wholly or partly unenforceable for any reason, that unenforceability shall not affect the rest of this Agreement or that document, the unenforceable part being deemed severed and deleted and the remainder continuing in full force and effect.

14       Notices

14.1 Any notice or other document to be served under this Agreement must be in writing and a notice or other document will be effectively served if served in the following ways (and shall be deemed to have been served at the time stated):

       14.1.1 by pre-paid recorded delivery post - on the second day after posting;

       14.1.2 by fax - upon receipt of an error-free reception code (provided that a copy is sent by pre-paid first class post on the date the fax is sent);

       14.1.3 by E-mail - on sending (provided that a copy is sent by pre-paid first class post on the date the E-mail is sent): and

       14.1.4 by personal delivery - upon actual delivery or upon refusal to accept delivery.

14.2 Any notice or other documents to be served under this Agreement shall be addressed to the recipient's address stated in this Agreement or any other address which the recipient has notified the other party (or alternatively, in the case of a company, to the registered office of that company).

15       Assignment

15.1 This Agreement is personal to the Customer and the Customer may not other than as referred to in clause 15.2 assign, transfer, sub-contract, mortgage, charge or otherwise dispose of or encumber this Agreement, or any of its rights or obligations under it, without the prior consent of TeleCity.

15.2 The Customer shall be entitled at any time to assign this agreement to any wholly owned Subsidiary (as later defined) of it which is incorporated in England and Wales provided that the Customer shall remain liable as original contracting party. Such assignment shall be effected by way of written notice delivered to TeleCity.

15.3 TeleCity may sub-contract any or all of its obligations under this Agreement without consent on giving written notice to the Customer.

15.4 TeleCity may not assign any of its rights or obligations under this Agreement to a third party without the consent of the Company Except:

       15.4.1 to any Holding Company Subsidiary or any Subsidiary of such Holding Company (as the same are defined in Section 736 of the Companies Act 1985); or

       15.4.2 to any company pursuant to the sale of the whole or a significant part of TeleCity's business to that company.

16       Force Majeure

       Neither party shall be liable to the other if its performance of its obligations under this Agreement (other than an obligation to pay money) is prevented or hindered due to any event of force majeure. The party affected by Force Majeure agrees to given written notice to the other upon becoming aware of Force Majeure, that notice containing details of the circumstances giving rise to Force Majeure.

17       Headings

       Clause headings are purely for ease of reference and do not form part of or affect the interpretation of the Agreement.

18       Law and Jurisdiction

       The construction, validity and performance of the Agreement is governed by the law of England and the parties accept the exclusive jurisdiction of the English Courts.

                                   Schedule 1

1.     Customer Name                Rate Exchange Corporation

2.     Customer Address             185 Berry Street,
                                    Suite 3515,
                                    San Francisco,
                                    CA 94107

3.     Service                      400 square feet of suited space

4.     Property                     8&9 Harbour Exchange,
                                    Lime Harbour,
                                    London, E14 9GE

5.     Location                     To Be Advised

6.     Annual Fee                   (LB) 76,000 License Fee per Annum at
                                    (LB) 190 per Square Foot

7.     Additional Fee               (LB) 1,300 First Line Support per
                                    Installed Standard Rack
                                    (600mm *800mm *200mm) per
                                    Annum

                                    A Fit Out Quote will be provided by
                                    TeleCity's Operational Department

8.     Commencement Date 24th July, 2000

9.     Term                         5 Years


TeleCity shall provisionally hold, in three locations of the Customers choice (in which TeleCity has operational space), not less than 400 Square Feed per chosen site until the 31st December, 2000, subject to TeleCity's then current rate and Standard Terms and Conditions. TeleCity can cancel this arrangement on a site by site basis by giving 1 (one) months notice in writing ("the Notice Period"). During this Notice Period the Customer may at any time require TeleCity to provide the option to space at the then current Terms and Conditions, and price.

The price per square foot for the sites subject to the above option together with the price per square foot the subject of this agreement will be subject to adjustment, as follows;

a. Where the total square footage under contract is not less than 800 square foot the price for all space taken shall be calculated on the bases of (lambda)170 per square foot; and

b. Where the total square footage under contract is not less than 1200 square foot the price for all space taken shall be calculated on the basis of (lambda)160 per square foot; and

c. Where the total square footage under contract is not less than 1600 square foot the price for all space taken shall be calculated on the basis of (lambda)160 per square foot

AND the price quoted in respect of space already under contract shall be adjusted accordingly provided that such adjustment shall only take effect from the date on which the Annual Fee becomes payable under the most recent contract (usually the Commencement Date). For the avoidance of doubt the adjustment will not apply to any period prior to the Commencement Date or if later the date on which the Annual Fee become payable under the most recent contract.

10.      Basic Services

                         Description

Chilling Maintenance of an air temperature of 22 degrees celcius (plus or minus 15%) within the Location.

                         The above will be maintained between an outside ambient temperature of 30 degrees celcius and minus 2 degrees celcius (saturated), and is based on a maximum heat output of 1,000 Watts per two square meters within the Location.

AC Power Supply Provision of a connection point to a protected single phase 230 Volt AC power supply providing a maximum of 1,000 Watts per two square meters within the Location. The Customer bears the cost of the power drawn by the Equipment (unless otherwise stated in the Schedule).

                         The above supply is protected by a UPS battery back up system and a diesel generator. The UPS battery back up system will provide a minimum of 10 minutes of AC power as detailed above. The diesel generator will provide a minimum of 48 hours of AC power as detailed above, before requiring its fuel to be replenished.

Fire Control Provision of either a fire detection and suppression system or a VESDA fire detection system covering the Location. The suppression system will utilize either a FM200 Gas, or a Hi Fog Mist system.

Lighting                 Provision of lighting within the Location.

11.    Additional Services

                         Description

Support Level 1

o 24 x 7 First Line Support per installed rack. It includes 2 hours of support o per month. Unused support time expires at the end of each month. First Line Support is defined as any instance where TeleCity attention to the Equipment is required, where the actions taken are to precise customer instructions and the responsibility for the outcome of those actions lies with the customer.

o      Management of carriers and suppliers

o      Supervision of authorized installation, maintenance and carrier staff

o      Disposal of all packaging and rubbish

Circuit Cabling                           Installation    Maintenance Per Annum

                 Copper Circuit (1 pair)  (LB)100              (LB)50
                 Coax Circuit (1 pair)    (LB)200              (LB)50
                 Fiber Circuit (1 pair)   (LB)750              (LB)100

                                [Sample] APPENDIX

This Appendix shall form part of the Facilities Management Agreement between the parties dated [STATE DATE] (the "Agreement") and shall be read and construed as if set out in full in the Agreement. In the event of a conflict between this Appendix and the Agreement, this Appendix shall prevail over the Agreement.

1.       Customer Name

2.       Customer Address

3.       Additional Services

4.       Commencement Date

5.       Property

6.       Location

7.       Revised Annual Fee

TeleCity                                             The Customer

Signature ______________________         Signature __________________________

Name ___________________________         Name _______________________________

Position _______________________         Position ___________________________

Date ___________________________         Date _______________________________

RateXchange, Inc.                                   Purchase Order

185 Berry Street, Suite 3515                          Date             P.O. No.
San Francisco, CA  94107                           7/7/2000               59




       Vendor                                       Ship To

     TeleCity Limited                           RateXchange, Inc.
     Bellevive House                            185 Berry Street, Suite 3515
     4 Muirfield Crescent                       San Francisco, CA  94107
     London E149SZ England



     ITEM                        DESCRIPTION                          QTY          RATE               AMOUNT
7 Colocation Expe...     400 Square Feet Colocation Space 400       190.00      76,000.00
7 Colocation Expe...     First Line Support/Annum                     1          1,300.00            1,300.00
7 Colocation Expe...     Partitioning, Door, Cable Basket, Floor      1         12,771.00           12,771.00
                         Tile Preparation, Labout as listed in
                         Quote dated 3-Jul-00
7 Colocation Expe...     Power                                        0         16,000.00                0.00

                         PO is valid pursuant to TeleCity's execution of the contract forwarded under separate cover.

Pricing is in British Pounds                                      Total                            $90,071.00


